                                                                    EXHIBIT 10.2


















                                STAMPS.COM INC.


                             AMENDED AND RESTATED

                          INVESTORS' RIGHTS AGREEMENT


                               February 17, 1999

                               TABLE OF CONTENTS

                                                                              Page
                                                                              ----
1.    Registration Rights....................................................   2
      1.1   Definitions......................................................   2
      1.2   Request for Registration.........................................   3
      1.3   Company Registration.............................................   5
      1.4   Form S-3 Registration............................................   5
      1.5   Obligations of the Company.......................................   6
      1.6   Furnish Information..............................................   8
      1.7   Expenses of Registration.........................................   8
      1.8   Underwriting Requirements........................................   9
      1.9   Delay of Registration............................................   9
      1.10  Indemnification..................................................   9
      1.11  Reports Under Securities Exchange Act of 1934....................  12
      1.12  Assignment of Registration Rights................................  12
      1.13  Limitations on Subsequent Registration Rights....................  13
      1.14  "Market Stand-Off" Agreement.....................................  13
      1.15  Termination of Registration Rights...............................  14
2.    Covenants of the Company...............................................  14
      2.1   Delivery of Financial Statements.................................  14
      2.2   Inspection.......................................................  14
      2.3   Right of First Refusal...........................................  15
      2.4   Termination of Covenants.........................................  16
3.    Miscellaneous..........................................................  17
      3.1   Successors and Assigns...........................................  17
      3.2   Amendments and Waivers...........................................  17
      3.3   Notices..........................................................  17
      3.4   Severability.....................................................  18
      3.5   Governing Law....................................................  18
      3.6   Counterparts.....................................................  18
      3.7   Titles and Subtitles.............................................  18
      3.8   Aggregation of Stock.............................................  18
      3.9   Expenses.........................................................  18
      3.10  Entire Agreement.................................................  18
      3.11  Amendment of Original Agreement; Consent to Series C Financing...  18
      3.12  Waiver of First Refusal Right on Series C Financing..............  18
      3.13  Supersedence.....................................................  19

                                STAMPS.COM INC.

               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
               ------------------------------------------------


     This Amended and Restated Investors' Rights Agreement (the "Agreement") is
                                                                 ---------
made as of the 17th day of February, 1999 by and among Stamps.com Inc., a Delaware corporation (the "Company"), holders of the Company's Series A and
                           -------
Series B Preferred Stock listed on Exhibit A hereto (the "Existing Holders"),
                                   ---------              ----------------
purchasers of the Company's Series C Preferred Stock listed on Exhibit B hereto
                                                               ---------
(the "Series C Investors" and together with the Existing Holders, the
      ------------------
"Investors" or each an "Investor"), and Mohan Ananda who is herein referred to
 ---------              --------
as the "Founder".
        -------

                                   RECITALS
                                   --------

     WHEREAS, the Company (under its previous name StampMaster, Inc.), the Existing Holders and the Founder are parties to an Investors' Rights Agreement dated February 26, 1998 (the "Original Agreement");
                              ------------------

     WHEREAS, the Company and the Series C Investors have entered into a Series C Preferred Stock Purchase Agreement (the "Purchase Agreement") of even date
                                           ------------------
herewith pursuant to which the Company desires to sell to the Series C Investors and the Series C Investors desire to purchase from the Company shares of the Company's Series C Preferred Stock;

     WHEREAS, a condition to the Series C Investors' obligations under the Purchase Agreement is that the Company, the Founder and the Investors enter into this Agreement in order to provide the Investors with (i) certain rights to register shares of the Company's Common Stock issuable upon conversion of the Series A, Series B and Series C Preferred Stock held by the Investors, and (ii) certain rights to receive or inspect information pertaining to the Company;

     WHEREAS, the Company, the Investors and the Founder each desire to induce the Series C Investors to purchase shares of Series C Preferred Stock pursuant to the Purchase Agreement by amending and restating the Original Agreement (pursuant to Section 3.2 of the Original Agreement) and agreeing to the terms and conditions set forth herein.

                                   AGREEMENT
                                   ---------

     The parties hereby agree as follows:

     1.   Registration Rights.  The Company and the Investors covenant and agree
          -------------------
as follows:

          1.1   Definitions.  For purposes of this Section 1:
                -----------

                (a) The terms "register," "registered," and "registration" refer
                               --------    ----------        ------------
to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"),
                                                             --------------
and the declaration or ordering of effectiveness of such registration statement or document;

                (b) The term "Registrable Securities" means (i) the shares of
                              ----------------------
Common Stock issuable or issued upon conversion of the Series A, Series B and Series C Preferred Stock, (ii) the shares of Common Stock issued to the Founder (the "Founder's Stock"), provided, however, that for the purposes of Section
      ---------------    --------  -------
1.2, 1.4 or 1.13 the Founder's Stock shall not be deemed Registrable Securities and the Founder shall not be deemed a Holder, and (iii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) and (ii); provided, however, that the foregoing
                                   --------  -------
definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been
(A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

                (c) The number of shares of "Registrable Securities then
                                             ---------------------------
outstanding" shall be determined by the number of shares of Common Stock
-----------
outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

                (d) The term "Holder" means any person owning or having the
                              ------
right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement;

                (e) The term "Form S-3" means such form under the Securities Act
                              --------
as in effect on the date hereof or any successor form under the Securities Act;

                (f) The term "SEC" means the Securities and Exchange Commission;
                              ---
and

                (g) The term "IPO" means a firm commitment underwritten public
                              ---
offering by the Company of shares of its Common Stock pursuant to a registration statement on Form S-1 under the Securities Act.

          1.2   Request for Registration.
                ------------------------

                (a) If the Company shall receive at any time after the earlier of (i) February 26, 2003, or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least thirty percent (30%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $7,500,000), then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to effect as soon as practicable, and in any event within sixty
(60) days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.3.

                (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered
--------------------
by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares
                                  --------  -------
of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not
                                   --------  -------
utilize this right more than once in any twelve-month period.

                (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                    (i) After the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

                    (ii) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                    (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.

          1.3   Company Registration.  If (but without any obligation to do so)
                --------------------
the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a corporate reorganization or other transaction covered by Rule 145 under the Securities Act, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty-five (25) days after mailing of such notice by the Company in accordance with Section 3.3, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

          1.4   Form S-3 Registration.  In case the Company shall receive from
                ---------------------
any Holder or Holders of not less than thirty percent (30%) of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such
--------  -------
registration, qualification or compliance,
pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than
     --------  -------
once in any twelve month period; (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 1.4; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) during the period ending one hundred eighty (180) days after the effective date of a registration statement subject to Section 1.3.

                (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

          1.5   Obligations of the Company. Whenever required under this Section
                --------------------------
1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days, provided however, that such 120-day period shall be extended for a period of
-------- -------
time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.

                (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to one hundred twenty
(120) days.

                (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a
--------
condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred twenty (120) days.

                (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this
Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          1.6   Furnish Information.  It shall be a condition precedent to the
                -------------------
obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b)(ii), whichever is applicable.

          1.7   Expenses of Registration.
                ------------------------

                (a) Demand Registration.  All expenses other than underwriting
                    -------------------
discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them shall be borne by the Company; provided, however, that the Company shall not be required
                      --------  -------
to pay for any expenses of any registration proceeding begun pursuant to Section
1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if
                                             ----------------  -------
at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

                (b) Company Registration.  All expenses other than underwriting
                    --------------------
discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them shall be borne by the Company.

                (c) Registration on Form S-3. All expenses incurred in
                    ------------------------
connection with a registration requested pursuant to Section 1.4, including (without limitation) all registration, filing, qualification, printers' and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them, and counsel for the Company, and any underwriters' discounts or commissions associated with Registrable

Securities, shall be borne pro rata by the Holder or Holders participating in the Form S-3 Registration.

          1.8   Underwriting Requirements.  In connection with any offering
                -------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters pursuant to Section 1.2), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering, (ii) the amount of securities of the selling Holders included in the offering be reduced below twenty five percent (25%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case, except as provided in (i) the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included or (iii) any securities held by the Founder be included if any securities held by any selling Holder are excluded. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any
                                                  -------------------
pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

          1.9   Delay of Registration.  No Holder shall have any right to
                ---------------------
obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.10  Indemnification.  In the event any Registrable Securities are
                ---------------
included in a registration statement under this Section 1:

                 (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities
Act) for such Holder
and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint
      ------------
or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue
                 ---------
statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however,
                                                              --------  -------
that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained
                      --------  -------
in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection
          --------
1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

                (c) Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party
                             --------  -------
(together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

                (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder
                --------
under this Subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                (f) The obligations of the Company and Holders under this
Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.11  Reports Under Securities Exchange Act of 1934.  With a view to
                ---------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

                (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          1.12  Assignment of Registration Rights.  The rights to cause the
                ---------------------------------
Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of at least 50,000 shares of such securities, provided the Company is,
                                                       --------
within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided,
                                                                  --------
further, that such assignment shall be effective only if immediately following
-------
such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

          1.13  Limitations on Subsequent Registration Rights.  From and after
                ---------------------------------------------
the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

          1.14  "Market Stand-Off" Agreement.  Each Holder hereby agrees that,
                ----------------------------
during the period of duration (up to, but not exceeding, 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the date of the final prospectus distributed in connection with a public offering, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:
                                                   --------  -------

                (a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

                (b) all officers and directors of the Company, all one-percent securityholders, and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 1.14.

          Notwithstanding the foregoing, the obligations described in this
Section 1.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

          1.15  Termination of Registration Rights.  No Holder shall be
                ----------------------------------
entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation an IPO, or (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder's shares during a three (3)-month period without registration.

     2.   Covenants of the Company.
          ------------------------

          2.1   Delivery of Financial Statements.  The Company shall deliver to
                --------------------------------
each Holder of at least 50,000 shares of Registrable Securities (other than a Holder reasonably deemed by the Company to be a competitor of the Company):

                (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited
                                                           ----
and certified by an independent public accounting firm of nationally recognized standing selected by the Company;

                (b) within thirty (30) days of the end of each month, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

                (c) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

                (d) with respect to the financial statements called for in subsection (b) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board of Directors determines that it is in the best interest of the Company to do so.

          2.2   Inspection.  The Company shall permit each Holder of at least
                ----------
50,000 shares of Registrable Securities except for a Holder reasonably deemed by the Company to be a competitor of the Company, at such Holder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this
--------  -------
Section 2.2
to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

          2.3   Right of First Refusal.  Subject to the terms and conditions
                ----------------------
specified in this paragraph 2.3, the Company hereby grants to each Holder (other than the Founder or any assignee of or successor in interest to the Founder) a right of first refusal with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.3, a Holder shall mean any Investor who holds at least 180,000 shares of the Company's Common Stock (assuming conversion of convertible securities) at the time the Company proposes to sell Shares. For purposes of this Section 2.3, Investor includes any general partners and affiliates of an Investor. An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

          Each time the Company offers any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall make an offering of such Shares to each Holder before offering such shares to any other person, entity or association, in accordance with the following provisions:

                (a) The Company shall deliver a notice by certified mail ("Notice") to each Holders standing (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms upon which such Shares shall be offered.

                (b) By written notification received by the Company, within fifteen (15) calendar days after giving of the Notice, each Holder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of common stock issued and held, or issuable upon conversion of any capital stock or warrants of the Company then held, by such Holder bears to the total number of shares of common stock of the Company issued and outstanding (assuming conversion or exercise of all of the Company's outstanding convertible securities, options or warrants).

                (c) If all Shares which Holders are entitled to obtain pursuant to subsection 2.3(b) are not elected to be obtained as provided in subsection 2.3(b) hereof, the Company may, during the 60-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the reaming unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Holders in accordance herewith.

                (d) The right of first refusal in this paragraph 2.3 shall not be applicable (i) to the issuance or sale of shares of common stock (or options therefor) to employees, officers, directors or consultants of the Company or any wholly-owned subsidiary, pursuant to plans or agreements approved by the Board of Directors; (ii) to or after consummation of a bona fide, firmly underwritten public offering of shares of common stock, registered under the Act pursuant to a registration statement on Form S-1; (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities; (iv) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; (v) to the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions; (vi) to the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships; provided such issuances are for other than primarily equity financing purposes and provided that at the time of any such issuance, the aggregate of such issuance and similar issuances in the preceding twelve month period do not exceed 1% of the then outstanding Common Stock of the Company (assuming full conversion and exercise of all convertible and exercisable securities) or (vii) to the issuance or sale of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock authorized as of the date hereof.

                (e) The right of first refusal set forth in this Section 2.3 may not be assigned or transferred, except that (i) such right is assignable by each Holder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Holder, or to any partner or retired partner of the Holder and (ii) such right is assignable between and among any of the Holders.

          2.4   Termination of Covenants.
                ------------------------

          The covenants set forth in Section 2.1, Section 2.2 and Section 2.3 shall terminate as to each Holder and be of no further force or effect on the earlier of (a) immediately prior to the consummation of an IPO or (b) when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act.

          2.5   Regulatory Matters.
                ------------------

                (a) Cooperation of Other Stockholders. Each party hereto agrees
                    ---------------------------------
to cooperate with the Company in all commercially reasonable respects in complying with the terms and provisions of the letter agreement between the Company and Chase Venture Capital Associates, L.P. ("CVCA"), a copy of which is attached to this Agreement as Exhibit C, regarding small business matters (the
                              ---------
"Small Business Sideletter"), including without limitation, voting to approve
 -------------------------
amending the Company's Certificate of Incorporation, the Company's by-laws or this Agreement in a manner reasonably acceptable to such party and CVCA or any Regulated Holder (as defined in the Small Business Sideletter) entitled to make such request pursuant to the Small Business Sideletter in order to remedy a Regulatory Problem (as defined in the Small Business Sideletter). Anything contained in this Section 2.5 to the contrary notwithstanding, no party to this Agreement shall be required under this Section 2.5 to take any action that would adversely affect in any material respect such Person's rights under this Agreement or as a stockholder of the Company.

                (b) Covenant Not to Amend. The Company and each party hereto
                    ---------------------
agree not to amend or waive the voting or other provisions of the Company's Restated Certificate, the Company's bylaws or this Agreement if such amendment or waiver would cause any Regulated Holder to have a Regulatory Problem (as defined in the Small Business Sideletter) unless the failure to do such would adversely affect in any material respect any parties' rights, privileges and preferences under the Company's Restated Certificate, the Company's bylaws or this Agreement. CVCA agrees to notify the Company as to whether or not it would have a Regulatory Problem promptly after CVCA has notice of such amendment or waiver.

          2.6   Section 1202.
                ------------

          The Company hereby covenants and agrees that it will not take, and each of the parties hereto agrees to use reasonable efforts to cause the Company not to take, any action reasonably expected to make the Company or its shareholders ineligible for the qualified small business stock tax reduction under Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code") or fail to file any filing required under Section 1202 of the Code or any regulation promulgated thereunder required to enable any Holder to take advantage of such Code provision.

     3.   Miscellaneous.
          -------------

          3.1   Successors and Assigns.  Except as otherwise provided in this
                ----------------------
Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          3.2   Amendments and Waivers.  Any term of this Agreement may be
                ----------------------
amended or waived in writing and only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding, not including the Founder's Stock; provided that if such amendment has the effect of affecting the Founder's Stock (i) in a manner different than securities issued to the Investors and (ii) in a manner adverse to the interests of the holders of the Founder's Stock, then such amendment shall require the consent of the holder or holders of a majority of the Founder's Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

          3.3   Notices.  Unless otherwise provided, any notice required or
                -------
permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth below or on Exhibit A hereto or as subsequently modified by written notice.
            ---------

          3.4   Severability.  If one or more provisions of this Agreement are
                ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

          3.5   Governing Law.  This Agreement and all acts and transactions
                -------------
pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

          3.6   Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.7   Titles and Subtitles.  The titles and subtitles used in this
                --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          3.8   Aggregation of Stock.  All shares of the Preferred Stock held
                --------------------
or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          3.9   Expenses.  If any action at law or in equity is necessary to
                --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, cost and necessary disbursements in addition to any other relief to which such party may be entitled.

          3.10  Entire Agreement.  This Agreement (including the Exhibits
                ----------------
hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

          3.11  Amendment of Original Agreement; Consent to Series C Financing.
                --------------------------------------------------------------
The undersigned Existing Holders, constituting the holders of a majority of the Registrable Securities under the Original Agreement, hereby agree to amend and restate the Original Agreement in accordance with Section 3.2 of the Original Agreement and hereby consent to the issuance of the Series C Preferred Stock pursuant to the Company's Second Amended and Restated Certificate of Incorporation and the grant of registration rights to the Series C Investors under this Agreement.

          3.12  Waiver of First Refusal Right on Series C Financing.  The
                ---------------------------------------------------
undersigned Existing Holders, constituting the holders of a majority of the Registrable Securities under the Original Agreement, hereby agree that the right of first refusal set forth at Section 2.3 of the Original Agreement shall not be applicable to the sale of Series C Preferred Stock by the Company pursuant to the Purchase Agreement.

          3.13  Supersedence.  This Agreement supersedes in its entirety the
                ------------
Original Agreement and the Original Agreement shall be of no further force and effect.

     The parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

COMPANY:

STAMPS.COM INC.



By: /s/ John M. Payne
   --------------------------

   John M. Payne, President

Address:  2900 31st Street,
          Suite 150
          Santa Monica, CA  90405



FOUNDER:

 /s/ Mohan Ananda
---------------------------------
Mohan Ananda

Address:  549 Lakeview Canyon Road
          Westlake Village, CA  91392





                 SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT

     The parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.


                                    INVESTORS:

                                    SELIGMAN COMMUNICATIONS AND INFORMATION
                                    FUND, INC.

                                    By:  J. & W. Seligman & Co. Incorporated,
                                        Its Investment Advisor



                                         By: /s/ SMS Boswick
                                            -------------------------
                                                Name:  SMS Boswick
                                                Title: Managing Director

                                    Address:    100 Park Avenue
                                                7th Floor
                                                New York, New York 10017





                 SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT

     The parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

                                    INVESTORS:

                                    INTEL CORPORATION


                                    By: /s/ Arvind Sodhani
                                       ---------------------------------
                                          Name:  Arvind Sodhani
                                          Title: Treasurer

                                    Address:  2200 Mission College Blvd.
                                              Santa Clara, California 94088




                 SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT

     The parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.

                                    INVESTORS:

                                    MARVIN RUNYON

                                    /s/ Marvin Runyon
                                    _________________________________

                                    Address:





                 SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT

     The parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.


                                    INVESTORS:

                                    CHASE VENTURE CAPITAL ASSOCIATES L.P.

                                    By:  Chase Capital Partners
                                         Its General Partner


                                       By: /s/ I. Robert Greene
                                          ___________________________
                                          Name: I. Robert Greene
                                          Title:

                                    Address:  380 Madison Avenue
                                              12th Floor
                                              New York, New York 10017





                 SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT

     The parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.


                                    INVESTORS:

                                    VULCAN VENTURES INC.



                                    By: /s/ William D. Savoy
                                       _________________________________
                                       Name:   William D. Savoy
                                       Title:  Vice President

                                    Address:  110 110th Avenue, Northeast
                                              Suite 550
                                              Bellevue, Washington 98004



                                    BAYVIEW INVESTORS, LTD



                                    By: /s/ Terry Otton
                                       _________________________________
                                       Name:  Terry Otton
                                       Title: Chief Financial Officer

                                    Address:  555 California Street
                                              Suite 2600
                                              San Francisco, California
                                              94104




                 SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT

     The parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.


                                    INVESTORS:

                                    BROBECK, PHLEGER & HARRISON LLP


                                    By: /s/ Bruce R. Hallett
                                       _________________________________
                                       Name:  Bruce R. Hallett
                                       Title: Partner

                                    Address:  38 Technology Drive
                                              Irvine, California 92618






                 SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT

     The parties have executed this Amended and Restated Investors' Rights Agreement as of the date first written above.


                                    INVESTORS:


                                    DAVID C. BOHNETT AS TRUSTEE OF THE DAVID C.
                                    BOHNETT LIVING TRUST UNDER DECLARATION OF
                                    TRUST DATED NOVEMBER 22, 1996


                                    /s/ David C. Bohnett
                                    _________________________________
                                    David C. Bohnett, Trustee

                                    Address:  9000 Clifton Way
                                              Penthouse
                                              Beverly Hills, California  90211



                                    MAGELLEN TECHNOLOGIES, INC.



                                    By: /s/ George M. Aschenbach
                                       _________________________________
                                           Name:  George M. Aschenbach
                                           Title: Vice President
                                                  Treasury, Strategy Support
                                                  and New Ventures

                                    Address: Galileo International
                                             9700 W. Higgins Road
                                             Suite 400
                                             Rosemont, IL 60018





                 SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT

     The parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

                          INVESTORS AND EXISTING HOLDERS:


                                    BRENTWOOD ASSOCIATES VIII L.P.

                                    By:  Brentwood VIII Ventures, LLC
                                    Its General Partner

                                    By: /s/ G. Bradford Jones
                                       ______________________________________
                                                   Managing Member


                                    Address:  11150 Santa Monica Blvd.,
                                              Suite 1200
                                              Los Angeles, CA  90025


                                    BRENTWOOD AFFILIATES FUND L.P.

                                    By:  Brentwood VII Ventures, L.P.
                                    Its General Partner

                                    By: /s/ G. Bradford Jones
                                       ______________________________________
                                                   General Partner

                                    Address:  11150 Santa Monica Blvd.,
                                              Suite 1200
                                              Los Angeles, CA  90025




                 SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT

     The parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

                        INVESTORS AND EXISTING HOLDERS:


                           ENTERPRISE PARTNERS IV, L.P.

                           By:   Enterprise Management Partners IV,
                                 Its General Partner


                           By: /s/ Charles D. Martin
                              ______________________________
                              Name: Charles D. Martin
                              Title: General Partner

                           Address: 5000 Birch Street
                                    Suite 6200
                                    Newport Beach, CA  92660
                                    Facsimile Number: (714) 833-3652
                                    Attention: Thomas N. Clancy, Venture Partner


                           ENTERPRISE PARTNERS IV ASSOCIATES, L.P.

                           By:  Enterprise Management Partners, IV,
                                Its General Partner

                           By: /s/ Charles D. Martin
                              _______________________________
                              Name: Charles D. Martin
                              Title: General Partner

                           Address: 5000 Birch Street
                                    Suite 6200
                                    Newport Beach, CA  92660
                                    Facsimile Number: (714) 833-3652
                                    Attention: Thomas N. Clancy, Venture Partner





                 SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT

     The parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

                           INVESTORS AND EXISTING HOLDERS:



                              SBIC PARTNERS, L.P.
                              201 Main Street, Suite 2302
                              Fort Worth, Texas 76102

                              By:  Forrest Binkley & Brown, L.P.,
                                   General Partner

                                   By:  Forrest Binkley & Brown Venture Co.,
                                        General Partner

                                        By: /s/ Jeffrey J. Brown
                                            -------------------------
                                            Jeffrey J. Brown
                                            Office of the President

                              By:  SL-SBIC Partners, L.P.,
                                   General Partner

                                   By:  FW-SBIC, Inc.,
                                        General Partner

                                        By: /s/ Peter Sterling
                                            -------------------------
                                            Peter Sterling
                                            Chairman





                 SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT

     The parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

                           EXISTING HOLDERS:



                           VLG INVESTMENTS 1998

                           By: /s/ Elias J. Blawie, Partner
                               ----------------------------
                               Elias J. Blawie, Partner

                                    Address:  2800 Sand Hill Road
                                      Menlo Park, CA 94025


                           MARK A. MEDEARIS


                           By: /s/ Mark S. Medearis
                               ----------------------------
                               Mark S. Medearis

                                    Address:  2800 Sand Hill Road
                                      Menlo Park, CA 94025






                 SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT

                                   EXHIBIT A
                                   ---------

                                EXISTING HOLDERS
                                ----------------



          Brentwood Associates VIII, L.P.


          Brentwood Affiliates Fund L.P.


          Enterprise Partners IV, L.P.


          Enterprise Partners IV Associates, L.P.


          SBIC Partners, L.P


          VLG Investments 1998


          Mark A. Medearis

                                   EXHIBIT B
                                   ---------

                               SERIES C INVESTORS
                               ------------------



                             Vulcan Ventures Inc.


                     Chase Venture Capital Associates L.P.


                               Intel Corporation


                        Brentwood Associates VIII, L.P.


                        Brentwood Affiliates Fund, L.P.


                              SBIC Partners, L.P.


                         Enterprise Partners IV, L.P.


                  Enterprise Partners IV and Associates, L.P.


              Seligman Communications and Information Fund, Inc.


                          Magellen Technologies, Inc.


                                 Marvin Runyon


                         David C. Bohnett Living Trust


                            Bayview Investors, Ltd.


                        Brobeck, Phleger & Harrison LLP


                          Irell & Manella LLP Trustee